UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2009

Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17017 (Commission File Number)	74-2487834 (IRS Employer Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 338-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) At the commencement of Ronald G. Garriques’ employment in February 2007, he and the company entered into a Letter Agreement regarding severance benefits. Also in connection with his initial employment with the company, Mr. Garriques is entitled to a minimum annual restricted stock unit grant through fiscal year 2012 equal to 600% of his annual base salary and a long-term cash award of $3,000,000 that vests equally over three years on the anniversary of his hire date.
On March 9, 2009, the company and Mr. Garriques entered into a Retention Bonus, Merger and Modification Agreement (the “Modification Agreement”). Under the terms of the Modification Agreement, Mr. Garriques will receive a $1,000,000 cash payment and accelerated vesting of the remaining $1,000,000 of his new hire long-term cash award (otherwise scheduled to vest in February 2010) in exchange for termination of both his special severance arrangement described in the Letter Agreement and his guaranteed annual restricted stock unit grant. As a result, Mr. Garriques will be under the company’s standard severance plan and long term incentive program.
The Retention Bonus, Merger and Modification Agreement is filed as exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
     (d) Exhibits.
99.1	Retention Bonus, Merger and Modification Agreement between Dell and Mr. Garriques

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.
Date: March 9, 2009	By:	/s/ Janet B. Wright
Janet B. Wright
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Retention Bonus, Merger and Modification Agreement between Dell and Mr. Garriques

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